UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Pursuant to § 240.14a-12

Atwood Oceanics, Inc.

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ATWOOD OCEANICS PROVIDES INTERIM OPERATIONS AND FINANCIAL UPDATE

FOR IMMEDIATE RELEASE

HOUSTON, September 14, 2017— Atwood Oceanics, Inc. (NYSE: ATW) announced today interim unaudited operations results for the months of July and August and expected cash, debt and liquidity balances for fiscal 2017 year-end:

-	Fleet revenue efficiency was approximately 100% for July and 99% for August
-	Cash on hand at September 30, 2017 is expected to approximate the June 30, 2017 balance of $474 million
-	Long-term debt consisting of $448 million in Senior Notes and $850 million drawn on the Revolving Credit Facility at June 30, 2017 is expected to remain constant at September 30, 2017
-	Liquidity at September 30, 2017 is expected to be approximately $992 million, consisting of cash on hand and availability under the Revolving Credit Facility

Rob Saltiel, President and CEO, commented, “Despite reduced operating days and significant contract preparation work on the Atwood Condor, we expect to maintain our cash balance and liquidity through this quarter due to strong operational performance, cash flow from existing contracts and our focus on cost control.”

Atwood Oceanics, Inc. is a leading offshore drilling contractor engaged in the drilling and completion of exploratory and developmental wells for the global oil and gas industry. The Company currently owns 9 mobile offshore drilling units and is constructing two ultra-deepwater drillships. The Company was founded in 1968 and is headquartered in Houston, Texas. Atwood Oceanics, Inc. common stock is traded on the New York Stock Exchange under the symbol “ATW.” For more information about the Company, please visit www.atwd.com.

Contact: Mark W. Smith

Senior Vice President and CFO

(281) 749-7840

Forward Looking Statements

Statements contained in this press release with respect to the future, including expected cash on hand, long-term debt, and liquidity are forward-looking statements. These statements reflect management’s reasonable judgment with respect to future events. Forward-looking statements are subject to numerous risks, uncertainties and assumptions and actual results could differ materially from those anticipated as a result of various factors including: uncertainties related to the level of activity in offshore oil and gas exploration and development; oil and gas prices; competition and market conditions in the contract drilling industry; our ability to enter into and the terms of future contracts; possible cancelation or suspension of drilling contracts; the availability of qualified personnel; labor relations; operating hazards and risks; terrorism and political and other uncertainties inherent in foreign operations (including risk of war, civil disturbances, seizure or damage to equipment and exchange and currency fluctuations); the impact of governmental and industry laws and regulations; and environmental matters. These factors and others are described and discussed in our most recently filed annual report on Form 10-K, in our Forms 10-Q for subsequent periods and in our other filings with the Securities and Exchange Commission which are available on the SEC’s website at www.sec.gov. Each forward looking statement speaks only as of the date of the particular statement and we undertake no duty to update the content of this press release or any forward-looking statement contained herein to conform the statement to actual results or to reflect changes in our expectations.

Important Additional Information Regarding the Transaction

In connection with the proposed merger transaction between Ensco plc (“Ensco”) and Atwood Oceanics, Inc. (“Atwood”), Ensco has filed a registration statement on Form S-4, including a definitive joint proxy statement/prospectus of Ensco and Atwood, with the U.S. Securities and Exchange Commission (“SEC”). INVESTORS AND SECURITY HOLDERS OF ENSCO AND ATWOOD ARE ADVISED TO CAREFULLY READ THE REGISTRATION STATEMENT AND DEFINITIVE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. A definitive joint proxy statement/prospectus has been sent to security holders of Ensco and Atwood in connection with the Ensco and Atwood shareholder meetings. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus and other relevant documents filed by Ensco and Atwood with the SEC from the SEC’s website at www.sec.gov. Security holders and other interested parties are also be able to obtain, without charge, a copy of the definitive joint proxy statement/prospectus and other relevant documents by directing a request by mail or telephone to either Investor Relations, Ensco plc, 5847 San Felipe, Suite 3300, Houston, Texas 77057, telephone 713-430-4607, or Investor Relations, Atwood Oceanics, Inc., 15011 Katy Freeway, Suite 800, Houston, Texas 77094, telephone 281-749-7840. Copies of the documents filed by Ensco with the SEC are available free of charge on Ensco’s website at www.enscoplc.com under the tab “Investors.” Copies of the documents filed by Atwood with the SEC are available free of charge on Atwood’s website at www.atwd.com under the tab “Investor Relations.”

Security holders may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

Ensco and Atwood and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective security holders with respect to the transaction. Information about these persons is set forth in Ensco’s proxy statement relating to its 2017 General Meeting of Shareholders and Atwood’s proxy statement relating to its 2017 Annual Meeting of Shareholders, as filed with the SEC on 31 March 2017 and 9 January 2017, respectively, and subsequent statements of changes in beneficial ownership on file with the SEC. Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ security holders generally, by reading the definitive joint proxy statement/prospectus and other relevant documents regarding the transaction, which have been filed with the SEC.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.